UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2010

TRANSDIGM GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-210738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3710, Cleveland, Ohio		44114
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 706-2960

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01	Entry into a Material Definitive Agreement

As previously disclosed, on December 6, 2010, TransDigm Inc. (“TransDigm”), a wholly-owned subsidiary of TransDigm Group Incorporated (“TD Group”) completed the acquisition (the “Acquisition”) of McKechnie Aerospace Holdings, Inc., a Delaware corporation (“McKechnie Aerospace”), a privately-owned supplier of innovative aerospace products, for a total purchase price on a cash free, debt free basis of approximately $1.27 billion in cash. The Acquisition was previously announced on September 27, 2010.

In connection with the Acquisition and in accordance with the terms of that certain Indenture, dated as of June 23, 2006, by and among TransDigm, TD Group, the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), (as supplemented, the “2006 Indenture”), as supplemented by the First Supplemental Indenture, dated as of November 2, 2006, the Second Supplemental Indenture, dated as of February 7, 2007, the Third Supplemental Indenture, dated as of June 29, 2007, the Fourth Supplemental Indenture, dated as of August 10, 2007, the Fifth Supplemental Indenture, dated as of May 7, 2008, the Sixth Supplemental Indenture, dated December 16, 2008, the Seventh Supplemental Indenture, dated as of July 27, 2009, the Eighth Supplemental Indenture, dated as of December 2, 2009, and the Ninth Supplemental Indenture, dated as of September 3, 2010, in each case by and among TransDigm, TD Group, the subsidiary guarantors named therein and the Trustee, TransDigm, TD Group, McKechnie Aerospace, Hartwell Corporation, a California corporation (“Hartwell”), McKechnie Aerospace DE, Inc., a Delaware corporation (“McKechnie Aerospace DE”), McKechnie Aerospace Investments, Inc., a Delaware corporation (“McKechnie Aerospace Investments”), McKechnie Aerospace US LLC, a Delaware limited liability company (“McKechnie Aerospace US”), Texas Rotronics, Inc., a Texas corporation (“Rotronics”), Valley-Todeco, Inc., a Delaware corporation (“Valley”), Western Sky Industries, LLC, a Delaware limited liability company, (“Western” and, together with McKechnie Aerospace, Hartwell, McKechnie Aerospace DE, McKechnie Aerospace Investments, McKechnie Aerospace US, Rotronics and Valley, the “McKechnie Entities”), certain subsidiary guarantors of TransDigm named therein and the Trustee entered into a Tenth Supplemental Indenture to the 2006 Indenture, dated as of December 6, 2010 (the “Tenth Supplemental Indenture”). Pursuant to the terms of the Tenth Supplemental Indenture, the McKechnie Entities agreed to, among other things, guarantee all of the indebtedness of TransDigm outstanding under the 2006 Indenture.

In connection with the Acquisition and in accordance with the terms of that certain Indenture, dated as of October 6, 2009, by and among TransDigm, TD Group, the Trustee, the subsidiary guarantors named therein (as supplemented, the “2009 Indenture”), as supplemented by the First Supplemental Indenture, dated as of December 2, 2009 and the Second Supplemental Indenture, dated as of September 3, 2010, in each case by and among TransDigm, TD Group, the subsidiary guarantors named therein and the Trustee, TransDigm, TD Group, the McKechnie Entities, certain subsidiary guarantors of TransDigm named therein and the Trustee entered into a Third Supplemental Indenture to the 2009 Indenture, dated as of December 6, 2010 (the “Third Supplemental Indenture”). Pursuant to the terms of the Third Supplemental Indenture, the McKechnie Entities agreed to, among other things, guarantee all of the indebtedness of TransDigm outstanding under the 2009 Indenture.

The above summaries of the Tenth Supplemental Indenture and the Third Supplemental Indenture are qualified in their entirety by reference to the Tenth Supplemental Indenture and the Third Supplemental Indenture, which are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

The information set forth in Item 2.03 is incorporated herein by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation

New Senior Secured Credit Facility and Guarantee and Collateral Agreement

On December 6, 2010, TransDigm, TD Group and the subsidiaries of TransDigm named therein entered into a (i) Credit Agreement with Credit Suisse AG, as administrative agent and collateral agent, and the other agents and lenders named therein (the “New Senior Secured Credit Facility”) and (ii) an amendment and restatement of the Guarantee and Collateral Agreement, dated as of June 23, 2006, with Credit Suisse AG, as administrative agent and collateral agent (the “Guarantee and Collateral Agreement”).

TransDigm is the borrower under the New Senior Secured Credit Facility, which provides for a $1,550 million term loan facility, which was fully drawn on December 6, 2010, and a $245 million revolving credit facility, which, other than the issuance of certain letters of credit, is currently undrawn. The proceeds of the term loan were used to pay the purchase price of and related transaction expenses associated with the Acquisition. Under the terms of the New Senior Secured Credit Facility, TransDigm is entitled on one or more occasions, subject to the satisfaction of certain conditions, to request (i) within 30 days of the closing date, an increase in the commitments under the revolving credit facility in the aggregate principal amount of up to $15 million to the extent that new lenders agree to provide such additional revolving commitments and (ii) an increase in the commitments under the revolving credit facility and/or additional term loans under the term loan facility in the aggregate principal amount of up to $500 million to the extent that existing or new lenders agree to provide such additional revolving commitments or additional term loans. All of the indebtedness outstanding under the New Senior Secured Credit Facility is guaranteed by TD Group and all of TransDigm’s current and future domestic restricted subsidiaries (other than immaterial subsidiaries). In addition, pursuant to the terms of the Guarantee and Collateral Agreement, the obligations of TransDigm and the guarantors under the New Senior Secured Credit Facility are secured ratably in accordance with each lender’s respective revolving and term loan commitments by a first priority security interest in substantially all of the existing and future property and assets, including inventory, equipment, general intangibles, intellectual property, investment property and other personal property (but excluding leasehold interests and certain other assets) of TransDigm and its existing and future domestic restricted subsidiaries (other than immaterial subsidiaries), and a first priority pledge of the capital stock of TransDigm and its subsidiaries (other than foreign subsidiaries) and 65% of the voting capital stock of TransDigm’s foreign subsidiaries.

The interest rates per annum applicable to loans, other than swingline loans, under the New Senior Secured Credit Facility will be, at TransDigm’s option, equal to either an alternate base rate or an adjusted LIBO rate for one, two, three or six-month (or to the extent agreed to by each relevant lender, nine or twelve-month) interest periods chosen by TransDigm, in each case plus an applicable margin percentage.

The alternate base rate will be the greater of (i) 2.50%, (ii) Credit Suisse AG’s prime rate, (iii) 50 basis points over the weighted average of rates on overnight Federal funds as published by the Federal Reserve Bank of New York, and (iv) the adjusted LIBO rate with a maturity of three months plus 1.0%. The LIBO rate will be determined by reference to settlement rates established for deposits in dollars in the London interbank market for a period equal to the interest period of the loan as adjusted for the maximum reserve percentages established by the Board of Governors of the United States Federal Reserve. The adjusted LIBO rate will be the greater of (i) 1.50% and (ii) the rate obtained by dividing (x) the LIBO Rate by (y) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained against “Eurocurrency liabilities” as specified in Regulation D (including any marginal, emergency, special or supplemental reserves).

The applicable margin percentage is a percentage per annum equal to (i) 2.75% for alternate base rate revolving loans, (ii) 3.75% for adjusted LIBO rate revolving loans and (iii) with respect to alternate base rate term loans and adjusted LIBO rate term loans, a per annum rate of 2.00% to 2.50% (in the case of alternate base rate term loans) and 3.00% to 3.50% (in the case of adjusted LIBO rate term loans), as adjusted in accordance with a pricing grid based on the consolidated leverage ratio of TransDigm on the applicable date of determination.

The term loan facility and the revolving loan facility under the New Senior Secured Credit Facility mature on December 6, 2016. The term loan facility under the New Senior Secured Credit Facility requires quarterly principal payments beginning March 31, 2011. The term loan facility requires mandatory prepayments of principal based on certain percentages of Excess Cash Flow (as therein defined), commencing 90 days after the end of each fiscal year, commencing with the fiscal year ending September 30, 2012, subject to certain exceptions. In addition, subject to certain exceptions (including in respect of reinvestment in productive assets), TransDigm will be required to prepay the loans outstanding under the term loan facility at 100% of the principal amount thereof, plus accrued and unpaid interest, with the net cash proceeds of certain asset sales.

The New Senior Secured Credit Facility contains certain covenants that limit the ability of TD Group, TransDigm and TransDigm’s restricted subsidiaries to, among other things: (i) incur or guarantee additional indebtedness or issue preferred stock; (ii) pay distributions on, redeem or repurchase capital stock or redeem or repurchase subordinated debt; (iii) make investments; (iv) sell assets; (v) enter into agreements that restrict distributions or other payments from restricted subsidiaries to TransDigm; (vi) incur or suffer to exist liens securing indebtedness; (vii) consolidate, merge or transfer all or substantially all of their assets; and (viii) engage in transactions with affiliates. In addition, the New Senior Secured Credit Facility contains financial covenants that measure the (i) ratio of TransDigm’s consolidated total indebtedness (net of unrestricted cash held in one or more accounts subject to a control agreement) to the amount of TransDigm’s consolidated EBITDA, and (ii) ratio of the amount of TransDigm’s consolidated EBITDA to TransDigm’s consolidated interest expense.

The New Senior Secured Credit Facility contains customary events of default including, without limitation, the representations and warranties made in or in connection with the loan documents entered into in connection with the New Senior Secured Credit Facility prove to have been false or misleading in any material respect when made, the failure to make required payments, failure to comply with certain agreements or covenants, cross-defaults to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, failure to pay certain judgments and a Change of Control (as defined therein). If such an event of default occurs, the lenders under the New Senior Secured Credit Facility would be entitled to take various actions, including the acceleration of amounts due thereunder and all actions permitted to be taken by a secured creditor.

Joinder Agreement

On December 6, 2010, in connection with the consummation of the Acquisition and in accordance with the terms of the Credit Agreement, dated as of June 23, 2006 (as amended, the “Existing Senior Secured Credit Facility”), among TransDigm, TD Group, the subsidiaries of TransDigm named therein, Credit Suisse AG and the other agents and lenders named therein, the McKechnie Entities and Credit Suisse AG entered into a Joinder Agreement to the Existing Senior Secured Credit Facility (the “Joinder Agreement”). Pursuant to the terms of the Joinder Agreement, each McKechnie Entity has agreed that it will deemed to be a “Loan Party” and a “Loan Guarantor” for all purposes of the Existing Senior Secured Credit Facility.

The lenders and the agents (and each of their respective subsidiaries or affiliates) of the New Senior Secured Credit Facility and the Existing Senior Secured Credit Facility have in the past provided, and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, TransDigm and TD Group and their respective subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from TransDigm and TD Group and their respective subsidiaries or affiliates, for such services.

The above summaries of the New Senior Secured Credit Facility, the Guarantee and Collateral Agreement and the Joinder Agreement are qualified in their entirety by reference to the New Senior Secured Credit Facility, the Guarantee and Collateral Agreement and the Joinder Agreement, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

4.1	Tenth Supplemental Indenture, dated as of December 6, 2010, among TransDigm Inc., TransDigm Group Incorporated, the guarantors listed on the signature pages thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Third Supplemental Indenture, dated as of December 6, 2010, among TransDigm Inc., TransDigm Group Incorporated, the guarantors listed on the signature pages thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

10.1	Credit Agreement, dated as of December 6, 2010, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm Inc. from time to time party thereto, the financial institutions from time to time party thereto, as lenders, Credit Suisse AG, as administrative agent and collateral agent, Credit Suisse Securities (USA) LLC and UBS Securities LLC, as joint lead arrangers, Credit Suisse Securities (USA) LLC, UBS Securities LLC, Morgan Stanley Senior Funding, Inc. and Barclays Capital, as Joint Bookrunners, UBS Securities LLC, as Syndication Agent, and Mizuho Corporate Bank, Ltd. and PNC Capital Markets LLC, as Co-Documentation Agents.

10.2	Guarantee and Collateral Agreement, dated as of June 23, 2006, as amended and restated as of December 6, 2010, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm Inc. named therein and Credit Suisse AG, as administrative agent and collateral agent.

10.3	Joinder Agreement, dated as of December 6, 2010, among McKechnie Aerospace Holdings, Inc., a Delaware corporation, McKechnie Aerospace DE, Inc., a Delaware corporation, McKechnie Aerospace US LLC, a Delaware limited liability company, McKechnie Aerospace Investments, Inc., a Delaware corporation, Valley-Todeco, Inc., a Delaware corporation, Hartwell Corporation, a California corporation, Western Sky Industries, LLC, a Delaware limited liability company, and Texas Rotronics, Inc., a Texas corporation, and Credit Suisse AG, as agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2010

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus
	Name:	Gregory Rufus
	Title:	Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

4.1	Tenth Supplemental Indenture, dated as of December 6, 2010, among TransDigm Inc., TransDigm Group Incorporated, the guarantors listed on the signature pages thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Third Supplemental Indenture, dated as of December 6, 2010, among TransDigm Inc., TransDigm Group Incorporated, the guarantors listed on the signature pages thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

10.1	Credit Agreement, dated as of December 6, 2010, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm Inc. from time to time party thereto, the financial institutions from time to time party thereto, as lenders, Credit Suisse AG, as administrative agent and collateral agent, Credit Suisse Securities (USA) LLC and UBS Securities LLC, as joint lead arrangers, Credit Suisse Securities (USA) LLC, UBS Securities LLC, Morgan Stanley Senior Funding, Inc. and Barclays Capital, as Joint Bookrunners, UBS Securities LLC, as Syndication Agent, and Mizuho Corporate Bank, Ltd. and PNC Capital Markets LLC, as Co-Documentation Agents.

10.2	Guarantee and Collateral Agreement, dated as of June 23, 2006, as amended and restated as of December 6, 2010, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm Inc. named therein and Credit Suisse AG, as administrative agent and collateral agent.

10.3	Joinder Agreement, dated as of December 6, 2010, among McKechnie Aerospace Holdings, Inc., a Delaware corporation, McKechnie Aerospace DE, Inc., a Delaware corporation, McKechnie Aerospace US LLC, a Delaware limited liability company, McKechnie Aerospace Investments, Inc., a Delaware corporation, Valley-Todeco, Inc., a Delaware corporation, Hartwell Corporation, a California corporation, Western Sky Industries, LLC, a Delaware limited liability company, and Texas Rotronics, Inc., a Texas corporation, and Credit Suisse AG, as agent.